UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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iGate Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iGATE CORPORATION

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

Telephone: (412) 506-1131

April 23, 2004

Dear iGate Corporation Shareholder:

You are cordially invited to attend our 2004 Annual Meeting of Shareholders to be held at the Four Points Sheraton Hotel, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania on Thursday, May 27, 2004, at 8:30 a.m.

The Annual Meeting will commence with voting on the matters as described in the accompanying Notice of Annual Meeting and Proxy Statement followed by a report on Company operations and subsequent discussion.

Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

Sunil Wadhwani

Co-Chairman of the Board and

Chief Executive Officer

iGATE CORPORATION

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2004

The Annual Meeting of Shareholders of iGate Corporation (the “Company”) will be held at the Four Points Sheraton Hotel, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania on Thursday, May 27, 2004, at 8:30 a.m., to consider and act upon the following matters:

1.	The election of two (2) Class B directors; and

2.	The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on March 31, 2004, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

Michael J. Zugay

Senior Vice President, Chief Financial Officer and

Corporate Secretary

Pittsburgh, PA

April 23, 2004

iGATE CORPORATION

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 27, 2004

This Proxy Statement is being furnished to the shareholders of iGate Corporation, a Pennsylvania corporation (“iGate” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Thursday, May 27, 2004 at 8:30 a.m., at the Four Points Sheraton Hotel, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 27, 2004.

PURPOSE OF THE MEETING

The specific proposal to be considered and acted upon at the Annual Meeting is summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of iGate Common Stock, par value $.01 per share (the “Common Stock”), as of the close of business on March 31, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were 51,938,799 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders entitled to cast at least a majority of all the votes that are entitled to be cast at the meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes in the election of directors.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Secretary of the Company at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted FOR the election of the Board’s nominee to the Board of Directors. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Second Amended and Restated Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class A directors whose terms expire in 2006; two (2) Class B directors whose terms expire in 2004; and one (1) Class C director whose term expires in 2005. Therefore, two (2) directors are being elected to Class B at the Annual Meeting for a three-year term expiring in the year 2007.

The names of the persons who are nominated for Class B directors are Ashok Trivedi and Edward Yourdon, who presently serve as Class B directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Messrs. Trivedi and Yourdon as Class B directors. The Board of Directors knows of no reason why Mr. Trivedi or Mr. Yourdon would be unable to serve as directors. If, at the time of the Annual Meeting, either Mr. Trivedi or Mr. Yourdon is unable or unwilling to serve as a Class B director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting.

BUSINESS EXPERIENCE OF DIRECTORS

Nominees for Director in Class B Whose Terms Expire in 2007

Ashok Trivedi, age 55, has served as Co-Chairman and President of the Company since October 1996, and as a director since 1988. He was re-elected by the shareholders in 2001 to serve a three-year term expiring in 2004. From 1988 through September 1996, Mr. Trivedi served as President of the Company and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation.

Edward Yourdon, age 60, was appointed as a director of the Company effective immediately after the Company’s initial public offering in December 1996, and was reelected by the shareholders in 2001 to serve a three-year term expiring in 2004. Mr. Yourdon has served as a consultant to the information technology industry for the past thirty six years, most currently focusing on the Internet, business re-engineering, object technology and the design of Internet/Intranet software applications.

Directors in Class A Whose Terms Expire in 2006

Michel Berty, age 64, was appointed as a director of the Company effective immediately after the Company’s initial public offering in December 1996, and was re-elected by the shareholders in 2003 to serve a three-year term expiring in 2006. Mr. Berty served in various executive and management positions with the Cap Gemini Group from 1972 through April 1997, most recently, from 1992 through April 1997, as Chairman and Chief Executive Officer of the American subsidiary of Cap Gemini. Mr. Berty serves as a member of the board of directors of Merant, Sapiens International, Security Biometrics, Inc., Asterop S.A., Dust S.A., Net Gain and Data Raid. He is also the President of PAC U.S., the American subsidiary of PAC, a foreign information technology strategy consulting firm.

J. Gordon Garrett, age 64, was appointed as a director of the Company effective immediately after the Company’s initial public offering in December 1996, and was re-elected by the shareholders in 2003 to serve a three-year term expiring in 2006. He is currently CEO of Interloci Network Management Inc., a position he has held since 2000. He was Senior Vice President of Ricoh Corp., Caldwell, New Jersey and Chief Executive Officer of Ricoh Canada, from 1995 to 2000. From 1991 to 1995, Mr. Garrett was Chairman of the Board, Chief Executive Officer and President of Information Systems Management (ISM) Corporation. He held the position of President of Gestetner USA from 1989 to 1991.

Director in Class C Whose Term Expires in 2005

Sunil Wadhwani, age 51, has served as Co-Chairman and Chief Executive Officer of the Company since October 1996, and as a director since 1986. He was re-elected by the shareholders in 2002 to serve a three-year term expiring in 2005. From 1986 through September 1996, Mr. Wadhwani served as Chairman of the Company and held several other offices, including Vice President, Secretary and Treasurer. From 1981 to 1986, Mr. Wadhwani served as President of Uro-Valve, Inc., a start-up manufacturer of specialized medical devices that he founded in 1981. Prior to 1981, Mr. Wadhwani worked as a management consultant assisting companies in strategic planning, operations, marketing and sales.

VOTES REQUIRED

The Class B Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

BOARD COMMITTEES AND MEETINGS

During 2003, the Board of Directors met seven times. During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, except that Michel Berty attended 67% of all Board meetings and committee meetings on which he served. Mr. Berty was briefed, both before and after meetings, on matters covered at the meetings he was unable to attend. The Board also took action by unanimous written consent on three occasions during the year. Effective May 28,

2003, the Board adopted a policy regarding Director attendance at Annual Meetings. This policy is available on the Company’s website at www.igatecorp.com under Investor Relations/Corporate Governance. All five Directors then in office attended the 2003 Annual Meeting of Shareholders.

The Board of Directors has determined that all Directors, other than Messrs. Wadhwani and Trivedi, are independent under both the independence criteria for Directors established by the Nasdaq Stock Exchange and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at www.igatecorp.com under Investor Relations/Corporate Governance.

The Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Effective May 28, 2003, the Board of Directors voted in favor of disbanding the Executive Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at www.igatecorp.com under Investor Relations/Corporate Governance. Additionally, a copy of the charter for the Audit Committee is attached hereto as Appendix A.

Audit Committee

The Board has an Audit Committee currently consisting of Messrs. Garrett, Berty and Yourdon, all of whom are independent directors under the criteria adopted by the Board of Directors and under the definition in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board of Directors has determined that Mr. Garrett is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee’s duties include selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged therefore, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the committee’s activities to the full Board. The Audit Committee met three times during 2003 with at least two-thirds of all directors attending each meeting.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Messrs. Garrett, Berty and Yourdon, all of whom are independent directors. The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met twice in 2003 with at least two-thirds of all directors attending each meeting.

Nominating and Corporate Governance Committee

In 2003, the Company established a Nominating Committee which was composed of Messrs. Garrett, Berty and Yourdon, all of whom are independent directors, and chaired by Mr. Yourdon. In March 2004, the name of the Nominating Committee was changed to the “Nominating and Corporate Governance Committee.” The Nominating and Corporate Governance Committee of the Board of Directors is composed of Messrs. Garrett, Berty and Yourdon, with Mr. Yourdon continuing to chair the committee. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee will consider Director candidates proposed by shareholders. To recommend a prospective nominee for the Nomination and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Secretary in writing to the following address: iGate Corporation, Attn: Secretary, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275. The Company’s Second Amended and Restated Articles of Incorporation (“Articles”) addresses the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please see “2005 SHAREHOLDER PROPOSALS OR NOMINATIONS” below for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Section III of the Company’s Nominating and Corporate Governance Committee Charter and Section 5 of the Corporate Governance Guidelines. The Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines the same as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skill needs, diversity, personal characteristics and business experience.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Guidelines are posted on the Company’s web site at www.igatecorp.com under the Investor Relations/Corporate Governance section. This web site also includes the Company’s Code of Conduct Policy, which was adopted by the Board of Directors. The Code of Conduct Policy is the Company’s code-of-ethics document for all employees and also applies to the independent directors with regard to their Company-related activities.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications by e-mail to corporatesecretary@igate.com directly to the Board of Directors, or by fax to (412) 291-1082 or by mail to Michael J. Zugay, Corporate Secretary, iGate Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2004 of: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; and (ii) all directors and named executive officers of the Company as a group. As of March 31, 2004, there were 51,938,799 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock	Percentage of Common Stock Outstanding
Sunil Wadhwani (1)(2)	15,301,053	29.5%
Ashok Trivedi (2)(3)	15,301,053	29.5
Arun Nayar, as co-trustee of certain Trivedi family trusts (2)(4)	2,517,615	4.8
Liberty Wanger Asset Management	5,545,000	10.7
Michel Berty (5)	60,000	*
J. Gordon Garrett (6)	70,000	*
Ed Yourdon (7)	70,000	*
Michael Zugay (8)	118,750	*
Steven Shangold (9)	184,996	*
All directors and executive officers as a group of 7 persons (10)	31,105,852	59.9%

*	Less than 1%

(1)	Includes 2,749,279 shares held by five family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.

(2)	The address of Messrs. Wadhwani, Trivedi, and Nayar is c/o iGate Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.

(3)	Includes 2,517,615 shares held by three family trusts, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.

(4)	Mr. Nayar is co-trustee of the three Trivedi family trusts with no investment power and sole voting power over 2,132,500 shares and shared voting power over 385,115 shares.

(5)	Includes 40,000 shares that may be acquired pursuant to exercise of options.

(6)	Represents shares that may be acquired pursuant to exercise of options.

(7)	Represents shares that may be acquired pursuant to exercise of options.

(8)	Includes 118,750 shares that may be acquired within 60 days of March 31, 2004 pursuant to exercise of options.

(9)	Represents shares that may be acquired pursuant to exercise of options.

(10)	Includes 503,746 shares of Common Stock underlying options that are exercisable on or before March 31, 2004 or within 60 days after such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2003, all such persons complied with the applicable filing requirements under Section 16(a).

EXECUTIVE OFFICERS

In addition to Messrs. Wadhwani and Trivedi, whose positions and backgrounds are discussed above, the following persons currently serve as executive officers of the Company:

Steven Shangold, age 43, has been President of iGate Mastech Inc., previously named Mastech Emplifi Inc., since April 6, 2000. iGate Mastech Inc. is a wholly owned subsidiary of iGate Corporation. Mr. Shangold served as Senior Vice President—U.S. Client Services of the Company from August 1998 to April 6, 2000. From September 1995 to July 1998, he served as the Company’s Vice President of U.S. Sales and Marketing. From February 1992 to September 1995, he served as the Company’s Sales Director—Commercial Division. Mr. Shangold earned a Bachelor’s degree in Management from Syracuse University and a Bachelor’s degree in Advertising from the S.I. Newhouse School.

Phaneesh Murthy age 40, was named Chief Executive Officer of iGATE Global Solutions Limited in August 2003. iGATE Global Solutions Limited is an India-based subsidiary of iGATE Corporation. In January 2003, Phaneesh Murthy founded and was a consultant for Quintant, an India-based business process outsourcing company that was acquired by iGATE Global Solutions and iGATE Corporation in July 2003. Prior to that, from July 2002 to August 2003, he founded Primentor, a US-based consulting firm. From 1992 to 2002, Phaneesh Murthy held various positions at Infosys, an India-based IT company, including Head of Global Sales and Marketing in the United States from 1995 to 2002. Mr. Murthy is an MBA graduate of the Indian Institute of Management in Ahmedabad, India and received the equivalent of a BS degree from the Indian Institute of Technology in Chennai, India.

Michael Zugay, age 52, served as Vice President-Corporate Development of the Company from February 1998 to April 2, 2001 when he was appointed Senior Vice President and Chief Financial Officer. From March 1995 through January 1998, he served as the Company’s Chief Financial Officer. He was also reappointed as the Company’s Corporate Secretary on April 1, 2001 and previously served in this capacity from March 1995 to April 2000. Before joining iGate in March 1995, he served as President and CEO of Bliss-Salem, Inc., a provider of products to the steel industry. Prior to that, he served in various financial positions in the steel industry and spent 6 years in public accounting at KPMG. Mr. Zugay is a certified public accountant with over 30 years of financial and operational experience. He earned a Bachelor’s degree in Business Management from Indiana University of Pennsylvania.

The Company’s executive officers are appointed and serve at the discretion of the Board of Directors. Each executive officer is a full-time employee of the Company. There are no family relationships between any director or executive officer of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the Company’s Chief Executive Officer, the Company’s President and one other individual who was serving as executive officer of the Company as of December 31, 2003 (collectively, the “Named Executive Officers”). The information in this table is presented for the three years ended December 31, 2003, 2002 and 2001, respectively.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)(2)(4)	Restricted Stock Awards ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)
Sunil Wadhwani	2003	250,000	—	17,574	—		—	—
Co-Chairman and	2002	250,000	176,660	16,040	—		—	—
Chief Executive Officer	2001	298,077	—	15,503	—		—	—

Ashok Trivedi	2003	250,000	—	13,181	—		—	—
Co-Chairman and President	2002	250,000	176,660	15,996	—		—	—
	2001	298,077	—	15,680	—		—	—

Michael Zugay	2003	300,000	38,475		—		—	—
Chief Financial Officer	2002	300,000	43,125	—	—		—	—
	2001	282,692	52,500	—	280,500	(3)	100,000	—

Steven Shangold	2003	150,000	385,578	378,000	—		—	—
President, iGate Mastech, Inc., formerly known as Mastech Emplifi, Inc.	2002 2001	150,000 287,260	270,587 888,940	324,000 81,000	— —		— 120,000	— —

Phaneesh Murthy (5)	2003	106,154	—	5,858	—		—	—
Chief Executive Officer,	2002	—	—	—	—		—	—
iGATE Global Solutions Ltd.	2001	—	—	—	—		—	—

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when such perquisites and other personal benefits constituted less than 10% of the total annual salary and bonus for each of the named executive officers for such year.

(2)	During 2003, 2002 and 2001, the Company leased an automobile for Mr. Wadhwani. The incremental costs to the Company in 2003, 2002 and 2001 for the automobile leased for Mr. Wadhwani was $17,574, $16,040, and $15,503, respectively. From January through August 2003, and during 2002 and 2001, the Company leased an automobile for Mr. Trivedi. The incremental costs to the Company in 2003, 2002 and 2001 for the automobile leased for Mr. Trivedi was $13,181, $15,996 and $15,680, respectively. From September 2003 to December 2003, the Company leased an automobile for Mr. Phaneesh Murthy. The incremental cost to the Company in 2003 for the automobile leased for Mr. Murthy was $5,858.

(3)	The value of Mr. Zugay’s 150,000 shares of restricted stock as of December 31, 2003 was $1,177,500. The restricted stock award of 150,000 shares became fully vested on December 31, 2003.

(4)	In accordance with Mr. Shangold’s employment agreement with iGate Mastech, Inc., Mr. Shangold is scheduled to receive certain Special Payments on a quarterly basis as long as he is employed by iGate Mastech, Inc. through October 1, 2004. The total amount of these Special Payments in the event Mr. Shangold remains employed through October 1, 2004 equals $4,000,000.

(5)	Reflects Mr. Murthy’s salary from his hire date with iGate Global Solutions Limited of August 21, 2003 through December 31, 2003.

OPTION GRANTS DURING 2003

No options were granted to the named executive officers during 2003.

OPTION EXERCISES DURING 2003 AND YEAR END OPTION VALUES

The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 2003, by each of the named executive officers:

Executive Officer	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options/SARs at Fiscal Year End (#) Exercisable/Unexercisable	Value of In-The-Money Options/SARs at Fiscal Year End ($) Exercisable/Unexercisable(1)
Sunil Wadhwani	—	—	—/—	—/—
Ashok Trivedi	—	—	—/—	—/—
Steven Shangold	—	—	184,996/120,000	$197,325/$710,400
Michael Zugay	—	—	106,250/50,000	$510,600/$296,000
Phaneesh Murthy	—	—	—/—	—/—

(1)	The closing price for the Company’s Common Stock as reported by THE NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET on December 31, 2003 was $7.85. Value is calculated on the basis of the difference between the option exercise price and $7.85, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

The Company and each of Messrs. Wadhwani and Trivedi are parties to substantially identical employment agreements (“Executive Employment Agreements”) that were negotiated at arms-length and entered into prior to the Company’s initial public offering. The Executive Employment Agreements were amended in 2000 to provide for revised bonus provisions and amended again in January 2002 to provide for a reduction in the minimum base salary. Each Executive Employment Agreement is in effect for a rolling two-year term that is automatically restarted at the conclusion of each month during which neither party gives notice of his or its intention to terminate the agreement. Once either the executive or the Company gives such termination notice to the other party, the term of such Executive Employment Agreement will terminate on the date that is two years after the last day of the month in which such written notice is received. During 2001 each Executive Employment Agreement provided for a minimum base salary of $300,000, (subject to increase at the discretion of the Board of Directors) and the right to receive an annual discretionary performance bonus upon approval by the Board of Directors. As amended in January 2002, the minimum base salary was reduced to $250,000. Each Executive Employment Agreement provides that upon termination of employment other than as a result of death, retirement or termination by the Company for cause or disability (as such terms are defined in the agreements), the Company shall pay the executive (i) a lump sum severance payment equal to the amount, discounted to present value, the executive would have been paid, based upon his base salary at the time of termination, if such executive had remained an employee for the remaining term of his respective Executive Employment Agreement, (ii) shares of Common Stock having a value equal to the value of the executive’s vested and unvested stock options and stock appreciation rights, and (iii) health insurance for the executive for the remainder of his life at the level in effect for such executive immediately prior to the termination of his employment. In the event the executive is terminated due to a disability (as defined in the Executive Employment Agreement), the Company will pay the executive’s base salary for three years, reduced by any benefits to which the executive may be entitled under any Company-sponsored disability income or income protection plan, policy or arrangement, and, for each of the three years after the date of his termination, an amount equal to the highest annual bonus that he received in the three years prior to the date of his termination, payable each year in a lump sum. In the event that the employment of an executive is terminated as a result of such executive’s death, the

Company will pay to the executive’s legal representatives (x) a one-time payment of $100,000, (y) the executive’s then current base salary for a twelve (12) month period, and (z) any benefits to which the executive’s legal representatives are entitled under any of the Company’s insurance policies or benefit plans or programs. In addition, the Company will arrange to provide the executive’s surviving spouse and eligible dependents with health and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to his death. Under the Executive Employment Agreements, the Company agrees to indemnify the executives to the full extent not prohibited by law for liabilities they incur in their capacity as directors, officers or controlling persons of the Company. Under the Executive Employment Agreements, the executives agree to a noncompetition covenant during the term of the agreement and for one year after the termination of their employment for cause and to nonsolicitation and nondisclosure covenants during the term of the agreement and for one year after the termination of their employment for any reason.

Mr. Shangold and iGate Mastech, Inc. (formerly known as Mastech Emplifi, Inc., formerly known as Emplifi, Inc.) are parties to an employment agreement dated as of November 22, 2000 and amended effective September 30, 2001 (the “Shangold Agreement”), which supersedes Mr. Shangold’s prior employment agreements with iGate Mastech, Inc. and the Company. The Shangold Agreement is in effect on a year-to-year basis until terminated by iGate Mastech, Inc. or Mr. Shangold. The Shangold Agreement, which prior to amendment provided for a base salary of $250,000 and the right to receive a quarterly bonus, now provides for a base salary of $150,000 and the right to receive an annual bonus of $350,000 paid in quarterly installments on a prorated basis based upon the achievement of agreed upon goals. In 2003 these goals related to meeting internally established revenue goals, operating income internal goals, days sales outstanding standards, generating prospects for offshore solutions business and subjective criteria. As amended, the Shangold Agreement also provides for the payment to Mr. Shangold of Special Payments of $4,000,000, payable quarterly in installments. The first quarterly payment of $81,000 was paid in December 2001. These Special Payments are in recognition of the Company’s decision not to proceed with the sale of iGate Mastech, Inc. after Mr. Shangold had introduced an interested buyer, a transaction that, pursuant to the Shangold Agreement prior to its amendment, would have resulted in a payment of a minimum of $3,000,000 to Mr. Shangold. The Shangold Agreement also provides for the cancellation of all iGate stock options issued to Mr. Shangold that did not vest prior to December 31, 2000, and 50,004 options were subsequently cancelled in 2000. The amendment to the Shangold Agreement also provides for the issuance of 120,000 non-qualified stock options as of October 3, 2001 at an exercise price of $1.93. Upon the termination of Mr. Shangold for cause, the Company may immediately cease payment of any further wages, benefits or other compensation other than salary and benefits (excluding options) earned through the date of termination. If Mr. Shangold’s employment is terminated without cause or by reason of his death, disability or voluntary resignation for good reason, Mr. Shangold shall be entitled to receive certain COBRA benefits and severance payments. The amount of such severance payments is determined by the length of Mr. Shangold’s service, and shall in combination with all previously made Special Payments, not exceed a maximum payment of $4,000,000 (in connection with termination on or after October 1, 2004). The Shangold Agreement contains customary nondisclosure provisions and includes noncompetition and nonsolicitation covenants to be honored during the term of the agreement and for one year after the termination of Mr. Shangold’s employment for any reason.

The Company and Mr. Zugay are parties to an employment agreement (the “Zugay Agreement”) dated as of March 9, 2001 which supersedes Mr. Zugay’s prior employment agreements with the Company. The Zugay Agreement is in effect on a year-to-year basis until terminated by the Company or Mr. Zugay. The Zugay Agreement provides for a base salary of $300,000 and an annual bonus of $75,000 payable in quarterly installments. The Zugay Agreement also provides for the grant to Mr. Zugay as of April 2, 2001 of a restricted stock award in the amount of 150,000 shares (the “Restricted Stock”) of Common Stock of the Company. The Restricted Stock began vesting on April 30, 2001 and continues to vest on the last day of each month through December 31, 2003 in equal installments of 4,550 shares, with the last installment totaling 4,400 shares. Upon the termination of Mr. Zugay for cause, the Company may immediately cease payment of any further wages, benefits or other compensation other than salary and benefits (excluding options) earned through the date of termination. In the event that Mr. Zugay is terminated “without cause”, he shall be entitled to six (6) months severance at his last base pay and all of his restricted stock and stock options will continue to vest during this 6 month severance period. If the event that causes his termination is the result of a Change of Control Event, the severance payment shall be equal to twelve (12) months pay at Mr. Zugay’s last base pay. All severance payments will be made on a salary continuation basis. Mr. Zugay shall also be entitled to continue in all health, dental, vision, and life insurance benefit programs during the applicable severance period. The Zugay Agreement contains customary nondisclosure provisions and includes noncompetition and nonsolicitation covenants to be honored during the term of the Zugay Agreement and for one year after the termination of Mr. Zugay’s employment for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2003, the Compensation Committee consisted of Messrs. Berty, Garrett and Yourdon. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Introduction

The following report of the Compensation Committee of the Board of Directors of the Company shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference.

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans and making recommendations to the full Board on these matters as well as matters involving the Company’s Amended and Restated Stock Incentive Plan.

Co-Chairmen Compensation

Each of Messrs. Wadhwani and Trivedi is party to an employment agreement that provides for a minimum base salary and, upon approval by the Board of Directors, an annual discretionary performance bonus. The employment agreements were amended as of January 2002 to reduce Messrs. Wadhwani’s and Trivedi’s respective minimum base salaries from $300,000 to $250,000. Because both of these individuals own a significant amount of the Company Common Stock, the Board of Directors believes that their interests are aligned with those of the other shareholders of the Company, and that their base salaries and bonuses are modest compared with senior executives of comparable companies. Each received a base salary of $250,000 in 2003. The Compensation Committee did not award a bonus to Mr. Wadhwani and Mr. Trivedi in 2003.

Compensation Philosophy

The Compensation Committee has adopted a compensation philosophy with respect to the executive officers of the Company that is intended to align compensation with the Company’s overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation to shareholder value in order to attract, retain and motivate high quality employees capable of maximizing shareholder value. The goals are:

•	To compensate executive employees in a manner that aligns the employees’ interests with the interests of the shareholders;

•	To reward executives for successful long-term strategic management;

•	To recognize outstanding performance; and

•	To attract and retain highly qualified and motivated executives.

The strategy established by the Compensation Committee with respect to executive compensation includes maintaining base salaries for executives and providing bonuses which, when combined with base salary amounts, give the Company’s executives the potential to earn in excess of competitive industry compensation if certain subjective and objective performance goals for the Company are achieved.

Mr. Shangold’s employment agreement provided that Mr. Shangold would receive a minimum of $3,000,000 provided (a) iGate disposed of its majority interest in iGate Mastech, Inc. (formerly known as Mastech Emplifi, Inc. formerly known as Emplifi, Inc.) as a consequence of a transaction involving the sale of stock, a merger or a share exchange or (b) iGate sold all or substantially all of the assets of iGate Mastech, Inc. While Mr. Shangold was able to bring a legitimate buyer to iGate, the Company’s strategy changed and the sale of iGate Mastech, Inc. was not completed. To compensate Mr. Shangold for the amount he would have received had the sale of iGate Mastech, Inc. been consummated, Mr. Shangold was granted Special Payments of $4,000,000 payable in quarterly installments, the first installment of which was paid in December 2001. In 2003, Mr. Shangold received $378,000 related to this agreement.

During 2003, the Compensation Committee granted Mr. Shangold an additional bonus of $385,578 in recognition of his achievements as President of iGate Mastech, Inc. This bonus was paid quarterly and corresponds to Mr. Shangold meeting pre-established criteria for iGate Mastech, Inc. in 2003 as defined in the Shangold Agreement.

Deductibility of Executive Compensation Expenses

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000, paid to any named executive officer, except to the extent such excess constitutes performance-based compensation. The Company’s Amended and Restated Stock Incentive Plan has been structured so that options granted under the plan qualify as “performance-based compensation” and are exempt from the limitations on deduction. However, base salaries and bonuses do not qualify as “performance-based” compensation for purposes of Section 162(m) because the Compensation Committee retains discretion with respect to the amount and structure of these payments. The Compensation Committee’s policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of iGate and its shareholders.

Stock Incentive Plan

The Company’s long term incentives are in the form of stock options, stock appreciation rights (“SARs”), restricted or unrestricted stock awards and performance share awards to directors, executives and other key employees and consultants under the Amended and Restated Stock Incentive Plan (the “Plan”). Factors we consider in determining the size of stock option grants include the salary, role, and performance level of each participant. In April 2001 we granted a restricted stock award to Michael Zugay in recognition of his enhanced management responsibilities in the Company. In October 2001 we granted stock options to Steven Shangold and Michael Zugay as part of our evaluation of their performance during 2001. As a result of these awards and the other compensation payable to these executive officers, the Compensation Committee did not make awards under the Plan to Messrs. Shangold and Zugay in 2002 and 2003. As of December 31, 2003 there were 9,964,692 shares of Common Stock available for issuance under the Plan.

The objective of these awards is to advance the longer term interests of the Company and its shareholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental shareholder value and attainment of long-term earnings goals. Stock incentive awards under the Plan produce value to participants only if the price of the Company’s stock appreciates, thereby directly linking the interests of the participants with those of the shareholders.

Respectfully submitted,

The Compensation Committee

J. Gordon Garrett

Michel Berty

Edward Yourdon

DIRECTORS’ COMPENSATION

Effective July 1, 2003, the annual retainer for Directors who are not executive officers of the Company was raised by 25% as it is expected that each outside Director will spend more time involved in iGATE’s matters as a result of new rules and regulations outlined by the SEC and the Sarbanes-Oxley Act. The annual retainer for the Chairman of the Audit Committee, Mr. Gordon Garrett, was raised to $31,250 from $25,000 to reflect his enhanced duties and responsibilities upon enactment of the Sarbanes-Oxley law. The annual retainer for Messrs. Berty and Yourdon was raised to $25,000 from $20,000. All directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the Company’s Amended and Restated Stock Incentive Plan, each of Messrs. Berty, Garrett and Yourdon, the non-employee directors of the Company, were granted (i) options to purchase 30,000 shares of Common Stock in December of 1996 (the “1996 Options”), (ii) options to purchase 15,000 shares of Common Stock in September of 1999 (the “1999 Options”), (iii) options to purchase 15,000 shares of Common Stock in October of 2000 (the “2000 Options”), (iv) options to purchase 5,000 shares of Common Stock in June of 2001 (the “2001 Options”), (v) options to purchase 5,000 shares of Common Stock in September of 2002 (the “2002” Options) and (vi) options to purchase 5,000 shares of Common Stock in October of 2003 (the “2003 options”). The 1999 Options and 2000 Options vest in equal annual installments over three years and expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director prior to vesting. The 2003 Options vest in October 2004. All of the 1996 Options had vested as of December 16, 1999. All of the 1999 Options had vested as of December 31, 2002. All of the 2000 Options had vested as of October 11, 2003. All of the 2001 Options had vested as of June 8, 2002. All of the 2002 Options had vested as of September 12, 2003. The exercise price for the 1996 Options is $7.50 per share, which was the price per share for the Common Stock in the Company’s initial public offering as adjusted pursuant to a subsequent two-for-one stock split. The exercise price for the 1999 Options is $14.31, the exercise price for the 2000 Options is $4.00, the exercise price for the 2001 Options is $2.01, the exercise price for the 2002 Options is $3.85 and the exercise price for the 2003 Options is $5.58.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee selects the Company’s independent public accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as it has been modified or supplemented. The Company paid the independent accountants $386,000 for audit services provided in 2003, $149,000 for audit-related services, $257,000 for tax services. The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the accountants’ independence.

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

J. Gordon Garrett

Michel Berty

Edward Yourdon

INDEPENDENT PUBLIC ACCOUNTANTS

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On June 7, 2002 the Board of Directors, based upon the recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP as the Company’s independent auditors and the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal years ending December 31, 2004, 2003 and 2002, respectively. During 2003 and 2002, fees paid to PricewaterhouseCoopers LLP for services rendered to iGATE Corporation and its subsidiaries in the following categories and amounts were:

	2003	2002
Audit fees	$386,000	$248,000
Audit related fees	149,000	0
Tax fees	257,000	235,000
Other fees	0	0

Total	$792,000	$483,000

Audit Fees ($386,000 in 2003; $248,000 in 2002). This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, audits required in connection with the sale of certain of the Company’s subsidiaries and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($149,000 in 2003; $0 in 2002). This category consists of assurance and related services provided by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include accounting consulting, special purpose reports and due diligence reports.

Tax Fees ($257,000 in 2003; $235,000 in 2002). This category consists of professional services rendered by PricewaterhouseCoopers LLP, primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees ($0 in 2003; $0 in 2002). There were no fees paid to PricewaterhouseCoopers LLP that could be categorized as miscellaneous.

There were no fees paid to PricewaterhouseCoopers LLP and its affiliates for financial information systems design and implementation during the year ended December 31, 2003.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

STOCK PERFORMANCE CHART

The following graph shows a comparison of the cumulative total return on the Company’s Common Stock during the period commencing on December 16, 1996, the date of the Company’s initial public offering and ended December 31, 2003, with the cumulative total return during such period for (i) the NASDAQ Composite Index and (ii) the Russell 2000 Technology Index. The comparison assumes $100 was invested on December 16, 1996 in the Company’s stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

The Common Stock is currently traded in the NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET under the SYMBOL “IGTE”.

	NASDAQ Composite	Russell 2000 Technology	iGate Corporation
December 16, 1996	$100	$100	$100
Year ended December 31, 1996	102	102	127
Year ended December 31, 1997	125	103	212
Year ended December 31, 1998	174	115	382
Year ended December 31, 1999	323	237	330
Year ended December 31, 2000	196	141	38
Year ended December 31, 2001	155	109	55
Year ended December 31, 2002	106	59	35
Year ended December 31, 2003	159	96	105

CERTAIN RELATED PARTY TRANSACTIONS

The Company leases office space in the Indian cities of Bangalore, Chennai and Pune from Sunil Wadhwani, the Company’s Co-Chairman and Chief Executive Officer, and Ashok Trivedi, the Company’s Co-Chairman and President. Messrs. Wadhwani and Trivedi own various properties jointly and individually. The acquisitions of the real estate and the construction of the office buildings, excluding buildouts of the office space, were financed entirely by Messrs. Wadhwani and Trivedi from personal funds. The leases cover approximately 145,000 square feet and expire at various times from 2003 through 2008. The total annual rental is approximately $450,000. The lease agreements provide for annual increases in rent.

In December 2002, each of Messrs. Wadhwani and Trivedi repaid $121,454 which had been advanced to them by the Company in 1996 for expenses incurred when the Company was an S corporation prior to its initial public offering. The advances were non-interest bearing and the payments made fully satisfied each of Messrs. Wadhwani and Trivedi’s obligations to the Company relating to this indebtedness.

Pursuant to a Promissory Note and in accordance with the terms of his employment agreement, Michael Zugay, Chief Financial Officer of iGate, received a loan in the amount of $78,540 from iGate on December 31, 2001, to satisfy the minimum required tax withholding obligations arising from his receipt of 150,000 shares of restricted stock. Payments of interest, which accrues at 4.75% per annum on the unpaid principal, were due quarterly beginning on March 31, 2002 and the principal was due by December 31, 2003. Pursuant to the terms of his employment agreement and to a second Promissory Note, Michael Zugay received an additional loan in the amount of $33,660 from iGate on April 2, 2002 to satisfy tax obligations related to his receipt of 150,000 shares of restricted stock in 2001. Payments of interest, which accrues at 4.75% per annum on the unpaid principal, were due quarterly beginning on June 30, 2002. The Principal amounts on both notes were repaid in full on September 21, 2003.

2005 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company at its principal office in Pittsburgh, Pennsylvania not later than January 15, 2005 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Second Amended and Restated Articles of Incorporation (“Articles”) provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2003 as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission is being provided with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

Michael J. Zugay

Senior Vice President, Chief Financial Officer and

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. WE APPRECIATE YOUR COOPERATION.

APPENDIX A

iGATE CORPORATION

AUDIT COMMITTEE

CHARTER

I.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, reviewing the systems of internal controls which management and the Board of Directors have established, selecting and reviewing the performance of independent accountants, and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. However, the Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

The independent accountants’ ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

II.	Composition

The Audit Committee shall be composed of at least three Directors who shall be neither officers of the Company nor disqualified from serving on the Audit Committee by applicable rules or requirements of regulatory agencies or NASDAQ. All members of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, at least one member of the Audit Committee shall be (a) a “audit committee financial expert” as such term is defined by the SEC; and (b) have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Members of the Audit Committee shall be elected annually by the Board. The Chairperson of the Audit Committee shall be elected by the Audit Committee. Vacancies occurring in the Audit Committee shall be filled by election by the Board and any member of the Audit Committee may be removed by the Board. The Committee may form and delegate authority to subcommittees when appropriate.

III.	Meetings

The Audit Committee shall fix its own rules or procedures and shall meet as provided by such rules or at the call of the Chairperson or any two members of the Audit Committee. A majority of the Audit Committee shall constitute a quorum. Except in cases in which it is by law, the Company’s Articles of Incorporation, the Company’s By-Laws, this Charter, or otherwise provided, a majority of the quorum shall decide any questions before the Committee. The principal duties and responsibilities of the Audit Committee are listed in Section IV.

The Audit Committee shall meet as often as its members deem necessary to perform the duties and responsibilities set forth in Section IV, but not less than quarterly. At such meetings, management and the independent public accountants may each have an opportunity to meet privately with members of the Audit Committee and may communicate directly with the Chairperson of the Audit Committee at any time. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company. Minutes shall be kept of each Committee meeting.

IV.	Duties and Responsibilities

The duties and responsibilities of the Audit Committee shall include:

Oversight of the Company’s Relationship with Independent Auditors

(a)	Having direct responsibility for the appointment, replacement, compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee;

(b)	Obtaining and reviewing a report from the independent auditor at least annually regarding (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (3) any steps taken to deal with any such issues and (4) all relationships between the independent auditor and the Company;

(c)	Ensuring that the independent public accountants submit on a periodic basis a formal written statement delineating all relationships between the independent public accountants and the Company and reviewing and discussing with the independent public accountants all disclosed relationships or services that may impact the objectivity and independence of the accountants and based upon such review, assessing the independence of the auditor;

(d)	Establishing policies and procedures for the review and pre-approval of all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC which policies may to the extent permissible, allow the delegation of pre-approval authority to one or more members of the Committee or management, provided that any pre-approvals delegated to one or more members of the Committee or management are reported to the Committee at its next scheduled meeting;

(e)	Setting and reviewing Board policies for the Company’s hiring of employees or former employees of the independent auditor;

(f)	Meeting with the independent auditor prior to the audit to discuss the planning and staffing of the audit;

Financial Statement and Disclosure Matters

(g)	Reviewing and discussing with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of the Financial Condition and the Results of Operations,” and recommending to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

(h)	Reviewing and discussing with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements;

(i)

Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements;

(j)	Discussing with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

(k)	Discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

Oversight of Company’s Internal Controls

(l)	Reviewing with Company management and the independent public accountants, the adequacy of the Company’s system of internal accounting control, including computerized information system controls and security, and the adequacy and effectiveness of the Company’s disclosure and controls and procedures;

(m)	Reviewing and evaluating the effectiveness of the Company’s process for assessing significant risks or exposures and the steps that management has taken to monitor and control such risks to the Company;

Compliance Oversight Responsibilities

(n)	Monitoring compliance with the Company’s Code of Conduct Policy;

(o)	Discussing with Company management and the independent public accountants, any communications with governmental agencies, any employee complaints or any published statements or reports that raise significant issues regarding the Company’s financial reporting;

(p)	Reviewing and reassessing the adequacy of this Charter periodically, at least annually, as conditions dictate;

(q)	Reviewing the Audit Committee’s own performance, at least annually;

(r)	Approving all related third party transactions, as defined by applicable NASD Rules, to which the Company is a party;

(s)	Establish procedures for: (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

(t)	Making regular reports on the above matters to the Board, together with the Audit Committee’s recommendations as to any needed Board action; and

(u)	Performing such additional duties and have such additional responsibilities as the Board may determine.

V.	Compensation

The compensation of members of the Audit Committee shall be set by the Board. Members of the Audit Committee shall be reimbursed for all reasonable expenses incurred in attending its meetings. Notwithstanding the foregoing, no member of the Audit Committee shall receive compensation in the form of fees paid directly or indirectly for services as a consultant or a legal or financial advisor, regardless of the amount. In addition, no compensation in the form of fees paid directly or indirectly for consulting or advisory services shall be paid to a firm for which an Audit Committee member is employed, even if the member is not the actual service provider.

VI.	Outside Advisors and Funding

The Audit Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. The election of two (2) persons as Class B Directors.

NOMINEES:

01 Ashok Trivedi

02 Edward Yourdon

FOR all nominees WITHHOLD AUTHORITY

listed (except as to vote for all

marked to the contrary) nominees listed

INSTRUCTIONS: To withhold authority to vote for one of the nominees, write that nominee’s name on the line below.

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Unless otherwise specified, this proxy will be voted FOR Proposal 1.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Signature

Corporation Name/Title

Dated:            , 2004

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/igte

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

iGATE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints Sunil Wadhwani and Ashok Trivedi and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $.01 per share, of iGate Corporation (the “Company”) which the signer would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on May 27, 2004, at 8:30 AM at the Four Points Sheraton Hotel, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD’S NOMINEES TO THE BOARD OF DIRECTORS AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE